                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         Republic Group Incorporated
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Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                          REPUBLIC GROUP INCORPORATED
                                 P. O. BOX 1307
                         HUTCHINSON, KANSAS 67504-1307

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 23, 1997

    The Annual Meeting of Stockholders of Republic Group Incorporated (the "Company") will be held on the 23rd day of October, 1997, at 11:00 a.m., Central Daylight Savings Time, in the Amphitheater of the Holiday Inn Crowne Plaza, 4445 Main Street, Kansas City Missouri, for the following purposes:

    (1) Electing nine directors to serve on the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified,

    (2)  Approving the Republic Group Incorporated Employee Stock Purchase Plan.

    (3) Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

    Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement attached to this Notice.

    Only stockholders of record at the close of business on the 29th day of August, 1997, will be entitled to notice of or to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the offices of the Company's stock transfer agent, UMB Bank, n.a., 928 Grand Avenue, Kansas City, Missouri 64106 for a period of ten days preceding the meeting.


                                             By Order of the Board of Directors



                                             Janey L. Rife
                                             Treasurer and Secretary



Hutchinson, Kansas
September 18, 1997

                          REPUBLIC GROUP INCORPORATED
                                 P. O. BOX 1307
                         HUTCHINSON, KANSAS 67504-1307

                               SEPTEMBER 18, 1997

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON OCTOBER 23, 1997

     The accompanying proxy is solicited by the Board of Directors of Republic Group Incorporated (the "Company") for use at the Annual Meeting of Stockholders to be held in the Amphitheater of the Holiday Inn Crowne Plaza, 4445 Main Street, Kansas City, Missouri on Thursday, October 23, 1997, at 11:00 a.m., Central Daylight Savings Time (the "Annual Meeting") and at any adjournment thereof. These proxy materials are being sent to the stockholders of the Company on or about September 18, 1997. The Company will bear the cost of solicitation. Solicitation may be made by personal interview, mail, telephone or telegram by directors, officers and regular employees. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock, par value $1.00 per share ("Common Stock"), of the Company held of record by such persons; the Company will reimburse the forwarding expenses.

     All shares represented by a valid proxy will be voted. The person giving the proxy has the right to revoke the same at any time before it has been exercised by giving written notice to that effect to the Secretary of the Company. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if desired.

                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders, covering the fiscal year ended June 30, 1997, including audited financial statements is enclosed herewith, but neither the report nor the financial statements are incorporated in this proxy statement or are deemed to be a part of the material for the solicitation of proxies.

                               OUTSTANDING STOCK

     At the close of business on the 29th day of August, 1997, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to be voted 11,718,458 shares of Common Stock.

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to be voted is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat may adjourn the Annual Meeting from time to time for a period not to exceed 30 days, without notice, until a quorum is present or represented.

     The Bylaws of the Company fix the number of directors of the Company at nine. Cumulative voting for directors is not permitted. Consequently, the nine persons receiving the greatest number of votes at the Annual Meeting will be elected as the directors of the Company. The approval of the Company's Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy at the meeting.

     Holders of Common Stock will be entitled to one vote for each share of such stock owned of record at the close of business on August 29, l997, with respect to each matter submitted to a vote at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on the election of directors except to the extent that they affect the total votes received by any particular candidate. With respect to the approval of the Company's Employee Stock Purchase Plan, as well as other matters requiring approval of a quorum, abstentions will have the effect of negative votes, but broker non-votes will have no effect because they are not treated as shares entitled to vote on such matters.

                               SECURITY OWNERSHIP

     The following table sets forth information with respect to the beneficial ownership of equity securities of the Company as of August 29, 1997, by (i) each person known to management to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and each nominee for election as a director of the Company, (iii) each named executive officer for which compensation information is provided in this proxy statement, and (iv) all directors and executive officers as a group:


                                   NAME OF BENEFICIAL                   AMOUNT AND NATURE OF                   PERCENT
    TITLE OF CLASS                      OWNER (1)                     BENEFICIAL OWNERSHIP (2)                OF CLASS
    --------------                 ------------------                 ------------------------                --------

     Common Stock                   Todd T. Brown                              32,605                             *
       $1.00 par                    Geary D. Cribbs                            40,146                             *
       value (3)                    Stephen L. Gagnon                          81,809                             *
                                    Bert A. Nelson                             18,532                             *
                                    Talbot Rain                                 5,555                             *
                                    Doyle R. Ramsey                            25,346                             *
                                    Gerald L. Ray                            301,641(4)                         2.54%
                                    Robert F. Sexton                           17,050                             *
                                    David P. Simpson                         161,842(5)                         1.36%
                                    Phil Simpson (6)                        2,258,319(7)                       19.02%
                                    L. L. Wallace                             24,394(8)                           *
                                    David B. Yarbrough                         32,886                             *

                                    All Directors and
                                    Executive Officers as a                   3,046,444                         25.7%
                                    Group  (17 persons)

     * The percentage of shares beneficially owned is less than 1% of issued and outstanding shares of Common Stock.

(1) Messrs. Brown, Cribbs and Ramsey are executive officers of the Company; Mr. Gagnon is an executive officer and director of the Company; Mr. Phil Simpson is an executive officer and director of the Company and beneficial owner of more than 5% of the Company's Common Stock; and Messrs. Nelson, Rain, Ray, Sexton, David P. Simpson, Wallace and Yarbrough are directors of the Company.

(2) Includes shares with respect to which executive officers and directors have the right to acquire beneficial ownership pursuant to the exercise of stock options exercisable at, or within 60 days after, August 29, 1997, as follows: Brown -11,275, Cribbs - 4,675, Gagnon - 68,705, Nelson - 15,950,
     Rain - 4,400, Ramsey - 5,775, Ray - 4,400, Sexton -15,950, David P.
     Simpson - 15,950, Phil Simpson - 11,000, Wallace - 5,050, Yarbrough
     - 4,400 and all Directors and Executive Officers as a Group - 188,973. Also includes shares in the accounts established under the Company's Employee Stock Ownership Plan for persons who are salaried employees of the Company, with respect to which each executive officer named in the Summary Compensation Table has voting power, as follows: Brown - 14,877, Cribbs
     - 20,175, Gagnon - 6,398, Ramsey - 9,057, Phil Simpson - 90,615, and all
     Directors & Executive Officers as a Group - 157,619. Unless otherwise indicated, all other shares are owned directly and the owner has sole voting and investment power.

(3) A Common Stock Purchase Right ("Purchase Right") is attached to each outstanding share of the Common Stock entitling the holder to buy one share of Common Stock for $40.91. A Purchase Right is not exercisable or transferable apart from the Common Stock until ten days after a person (other than certain exempt persons) acquires 15% or more of the Common Stock or ten business days after the commencement or announcement of a tender offer, which, if consummated, would result in ownership by a person or group of 15% or more of the Common Stock. Exempt persons include Phil Simpson, his wife, their descendants and their descendants; spouses, trusts or estates for any of their benefit; and partnerships, corporations or other entities 80%-owned by any of them.

(4) Includes 230,411 shares owned by Gerald L. Ray & Associates, Inc. of which Mr. Ray is the principal owner, 12,163 shares owned by Gerald L. Ray IRA R/O Defined Benefit Plan, of which Mr. Ray is trustee, and 54,667 shares in the Gerald L. Ray IRA, of which Mr. Ray is trustee.

(5) Includes 981 shares owned by David P. Simpson's spouse with respect to which he shares voting and investment power. Excludes 15,199 shares of Common Stock attributable to David P. Simpson pursuant to Rule 16a-1 under
     Section 16 of the Securities Exchange Act of 1934, as amended, as a result of his general and limited partnership interests in A.M. Rhyne & Co. Limited. Phil Simpson is the sole managing general partner of A.M. Rhyne & Co. Limited.

(6)  Phil Simpson's address is P. O. Box 750, Dallas, Texas 75221.

(7) Shares beneficially owned by Mr. Simpson include 15,199 shares of Common Stock attributable to David P. Simpson, pursuant to Rule 16a-1 under
     Section 16 of the Securities Exchange Act of 1934, as amended, as a result of Mr. David P. Simpson's general and limited partnership interests in A.
     M. Rhyne & Co. Limited. Phil Simpson is the sole managing general partner of A.M. Rhyne & Co. Limited. Mr. Simpson disclaims beneficial ownership with respect to such shares. Shares beneficially owned by Mr. Simpson exclude 345,179 shares of Common Stock held by Mr. Simpson's two daughters, who are not members of Mr. Simpson's household, and 144,911 shares of Common Stock owned by David P. Simpson. Mr. Simpson disclaims beneficial ownership of such shares. Shares beneficially owned by Mr. Simpson also exclude 213,671 shares owned by other relatives who are not members of Mr. Simpson's household, as to which he disclaims beneficial ownership.

(8) Includes 7,696 shares owned by Mr. Wallace's spouse with respect to which he shares voting and investment power.

                       ACTION TO BE TAKEN UNDER THE PROXY

     All proxies duly signed, dated and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote (i) "FOR" the election of the nine nominees for directors named in this proxy statement, unless the giver withholds authority to vote for any one or more or all of such persons, (ii) "FOR" adoption of the Republic Group Incorporated Employee Stock Purchase Plan, and (iii) in the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same. Management does not know of any such other matter or business. Should any nominee named herein for the office of director become unable or be unwilling to accept nomination for or election to such position, the persons acting under the proxy will vote for the election in his stead of such other persons as management may recommend. Management has no reason to believe that any of the nominees will be unable to serve if elected to office.

                             ELECTION OF DIRECTORS

     The nine persons named below are management's nominees for election as directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Each of the nominees has served as a director of the Company since the date of his first election or appointment to the Board of Directors of the Company.


                                                       Principal Occupation During last 5 years                  First Became
              Name                 Age                   and Directorships of Public Companies                    a Director
              ----                 ---                   -------------------------------------                    ----------
     Stephen L. Gagnon             44        Executive Vice President of the Company                                 1992

     Bert A. Nelson(a)             65        Personal Investments                                                    1990

     Talbot Rain (a)               77        Locke Purnell Rain Harrell (A Professional Corporation)                 1967
                                             (attorneys) (of Counsel)  (b)

     Gerald L. Ray (a)             64        President, Gerald L. Ray & Associates, Inc.                             1969
                                             (investment advisor)

     Robert F. Sexton (a)          63        President of Bakery Associates, Inc.                                    1990
                                             (food industry supplier); director of Ultrak, Inc.

     Phil Simpson                  62        Chairman of the Board, President and Chief Executive                    1961
                                             Officer of the Company

     David P. Simpson (c)          36        General Partner, Avinger Timber Company (timberland                     1994
                                             and related investments in East Texas) since June 1992.
                                             President, Simpson Publishing Company since 1988.
                                             Mayor of the City of Avinger, Texas since September 1993.

     L. L. Wallace (a)             82        Retired since January 1980 and prior thereto                            1980
                                             Vice President of Packaging Corporation of America
                                             (paper product manufacturer)

     David B. Yarbrough (a)        78        Retired since January 1987 and prior thereto President                  1973
                                             and major stockholder of Yarbrough Construction Co., Inc.

(a) Messrs. Ray (chairman), Nelson, and Rain are members of the Audit Committee which held two meetings during the last fiscal year. The Audit Committee meets with the independent accounting firm serving as auditors of the Company to review financial reports, to discuss their procedures and findings and to hear their recommendations with respect to financial accounting matters. Messrs. Yarbrough (chairman), Sexton and Wallace are members of the Compensation Committee, which held three meetings during the last fiscal year. The Compensation Committee reviews the performance of officers and employees and makes recommendations to the Board of Directors concerning officers' salaries, bonuses for officers and employees, the Company's Employee Stock Ownership Plan, 401(k) Plan, stock option, stock appreciation right, restricted stock, and performance unit awards, proposed benefit plans and other compensation related matters.

(b) The Company was represented by Locke Purnell Rain Harrell (A Professional Corporation), from which Mr. Rain retired in 1989, with respect to various legal matters during the fiscal year ended June 30, 1997

(c) David P. Simpson is the son of the Chairman of the Board, President and Chief Executive Officer, Phil Simpson.

     The Board of Directors held ten meetings during the last fiscal year. Each director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees of the Board on which he served, during the periods that he served.

     The Board does not have a standing nominating committee or any standing committee performing similar functions.

                           COMPENSATION OF DIRECTORS

DIRECTORS' FEES

     The Company currently has a policy of paying directors who are not salaried officers of the Company on the following basis: $1,500 per month for service on the Board of Directors and $2,000 per year for service on each committee of the Board on which such person served, plus expenses.

DIRECTOR STOCK OPTION PLAN

     The Republic Group Incorporated Non-Employee Director Stock Option Plan was adopted in 1989 and amended and restated in 1996 (the "Director Plan"). Each non-employee member of the Board of Directors (Messrs. Rain, Ray, Wallace and Yarbrough) at time of adoption, was granted an option to purchase 11,550 shares of the Company's Common Stock at an option exercise price of $4.65 share, the fair market value of the Company's Common Stock on the date the Director Plan was adopted. Messrs. Nelson and Sexton were granted options to purchase 11,550 shares of Common Stock at an option exercise price of $3.41 per share, and David P. Simpson was granted an option to purchase 11,550 shares of Common Stock at an option exercise price of $12.614, on the dates of their respective appointments to the Board. In each case, the exercise price was the fair market value of the Company's Common Stock on such dates.

     The one-time grant of options to each new director under the Director Plan do not have a fixed term and are fully exercisable after the non-employee director has completed three calendar years of service on the Board of Directors, including service prior to adoption of the Director Plan. Each option will automatically terminate 12 months after the director ceases to be a director by reason of his death or permanent disability or six months after he ceases to be a director for any other reason. The exercise price will be paid to the Company in full at the time of exercise in cash or, in whole or in combination with cash, in shares of Company Common Stock previously issued to the optionee.

     The Director Plan, as amended in 1996, replaced the one-time grant provision in the plan with an annual grant of options to purchase 2,000 shares of Common Stock to each non-employee member of the Board of Directors at an option exercise price equal to the fair market value of the Common Stock on the date of such grant. The Director Plan provided for an initial grant of options to purchase 2,000 shares of Common Stock on August 16, 1996, the effective date of the amendment, which covered service during the year ending with the 1996 annual meeting, and an additional grant on October 25, 1996 following the Annual Meeting of Stockholders, which covered the 1997 fiscal year. Thereafter, grants will be made once annually to non-employee directors following the Companys Annual Meeting. Options under the plan will become exercisable in full one year following the date of grant, provided that the non-employee director serves as a director throughout such one-year period.

     The Board of Directors believes that annual grants of long-term incentives based on the value of the Company's Common Stock will assist the Company in attracting and retaining qualified members of the Board of Directors. The Board of Directors also believes that such equity-based incentives will promote the long-term financial interests of the Company by motivating these members of the Board to achieve long range goals.

     The Director Plan is administered by the Board of Directors as a whole and contains customary provisions for the adjustment of shares covered by the Director Plan and for the adjustment of option exercise prices in the event of stock dividends and splits, mergers and other similar events.

DIRECTOR RETIREMENT COMPENSATION ARRANGEMENT

     The Company has adopted an arrangement whereby non-employee directors of the Company who have served on the Board of Directors for three or more years will be paid a lump sum retirement payment 180 days after their service on the Board of Directors terminates. The amount of the retirement payment will be the sum of (i) the amount then being paid annually to non-employee directors for service on the Board and on each committee on which the retiring director was serving at the time of his termination, (ii) $500 for each year or part thereof between 1967 and 1985, inclusive, during which he was a director, and (iii) $1,000 for each year or part thereof beginning in 1986 and thereafter during which he was a director. The retirement payment is not payable if the director is removed or is requested (by resolution of the Board of Directors) to resign from the Board of Directors due to his serious neglect or misconduct in the discharge of his duties and responsibilities as a director of the Company or his commission of any criminal act or act of dishonesty (of which the Board of Directors shall be the sole judge), if the director directly or indirectly competes with the Company within one year after his service on the Board of Directors terminates or if the director discloses non-public, confidential or proprietary information about the Company.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation programs are designed to help attract and retain qualified and motivated executive officers, who will provide the leadership required to achieve the Company's strategic goals. One of those goals is sustaining long-term value growth for stockholders.

     Executive officers of the Company are compensated primarily through base salaries, annual bonuses and long-term, equity-based incentives. Compensation derived from the last two categories is directly tied to corporate performance. It is the Committee's philosophy that a significant percentage of total executive compensation be provided through performance-based bonuses and long-term incentives. It is the intention of the Committee that executive compensation not exceed the annual deduction limitation imposed on compensation to certain executive officers by Section 162(m) of the Internal Revenue Code. Executive compensation by the Company historically has not approached the $1,000,000 limitation.

     Salaries for executive officers are reviewed by the Committee annually. Increases are based on evaluations of the officers' past and projected contributions to the Company and changes in competitive pay levels. It is the Company's policy to target the median salary levels of comparable companies, after taking into consideration the relative scope of responsibility and experience of each executive officer. Typically, several sources of information regarding prevailing salary levels in the paper and gypsum industries are considered. Peer companies are selected on the basis of similarities in lines of business and size. Some peer companies, because they are privately owned, are not included in the industry index shown in the stock price performance graph that appears later in this proxy statement.

     During the fiscal year ended June 30, 1997, the Board of Directors of the Company approved a one-year extension of the Amended and Restated Target Bonus Plan, which is subject to annual approval and extension by the Board. Under the plan, executive officers and other key salaried employees may be eligible for bonuses. Each individual participant's eligibility for a bonus is based upon actual performance against a budgetary target approved by the Board. If actual results are 100% of the budgetary target, the participant is entitled to a standard bonus, which equals a standard bonus percentage preset for that individual by the Board multiplied by his base salary. If actual results exceed 80% of the budgetary target, but are less than 100% of the budgetary target, the participant is entitled to a fraction of his standard bonus. The numerator of the fraction is the number of percentage points that the percentage of actual performance to budgetary target exceeds 80%, and the denominator is 20. If actual results exceed 100% of the budgetary target, the participant is entitled to a bonus equal to his standard bonus multiplied by the percentage of actual performance to budgetary target, up to a preset maximum formula bonus. The Committee may recommend and the Board may approve discretionary increases to bonuses and bonuses in excess of the maximum formula bonus amount, under the plan.

     For the fiscal year ended June 30, 1997, the budgetary target for participants with corporate-wide responsibility was budgeted earnings per share for the Company. The budgetary targets for other participants were budgeted divisional or facility operating profits, depending on the scope of the participant's responsibility. The standard bonus percentages during fiscal year 1997 ranged from 15% to 50% for executive officers and from 10% to 20% for other key employees. The maximum formula bonus for each participant was fixed at 130% of his standard bonus. With respect to fiscal 1997, the committee and the Board exercised their discretionary authority to increase the bonuses granted to certain participants in the plan, including certain executive officers. In some cases, bonuses were increased in excess of the maximum formula bonus amount. Such increased bonuses were approved in certain situations where actual performance exceeded 130% of the budgetary target or where other accomplishments achieved by the affected participants justified such approval.

     Under the Company's 1989 Long-Term Incentive Plan, annual grants of stock options are made to executive officers and other key salaried employees to retain and motivate such persons to sustain and improve long-term stock market performance. Stock options are granted at the prevailing market value and have value to the holders only if the Company's stock price increases. Typically, grants become exercisable in four equal annual increments. Although no specific targets have been set, the Company encourages its executives to acquire, through stock options granted over a period of several years, holdings in the Company that are significant in relation to their base salaries. The number of options granted to key salaried employees and to executives at a given level of responsibility are the same, with executives at higher levels of responsibility receiving larger grants. In fiscal 1997, the Chief Executive Officer and the Executive Vice President each were granted options to purchase 11,000 shares, the Vice Presidents each were granted options to purchase 5,500, the Treasurer was granted an option to purchase 4,400 shares and the Controller was granted an option to purchase 3,300 shares.

     With respect to the fiscal year ended June 30, 1997, Mr. Simpson, Chairman of the Board, President and Chief Executive Officer of the Company, was paid a base salary of $270,192 and a formula bonus of $198,000, or 65% of his base salary. The bonus paid to Mr. Simpson reflects the level of profitability of the Company during the fiscal year. Actual earnings per share for fiscal year 1997 ($1.67) were 144% of the budgetary target approved by the Board of Directors for Mr. Simpson and a new record for annual earnings per share for the Company. Mr. Simpson's base salary for the fiscal year included a 10% increase over the previous fiscal year. The Committee approved this increase, primarily due to the consistent improvements in the Company's operating results from 1993 through 1997. Based on the information available to it, the Committee also believed that Mr. Simpson's base salary was consistent with salaries being paid to chief executive officers of comparable companies. During fiscal year 1997, Mr. Simpson was granted an option to purchase 11,000 shares (adjusted for 10% stock dividend granted in February 1997) of the Company's Common Stock at $16.75 per share, which equals 110% of the closing market price on the date of grant, under the Company's 1989 Long-Term Incentive Plan.

                             COMPENSATION COMMITTEE

          David B. Yarbrough, Chairman Robert F. Sexton L. L. Wallace

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee of the Company's Board of Directors during the year ended June 30, 1997 (i) was an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Securities and Exchange Commission Regulation S-K. During the year ended June 30, 1997, there existed no interlocking relationships involving the executive officers, directors or Compensation Committee members of the Company and the executive officers, directors or compensation committee members of any other entity.

SUMMARY COMPENSATION TABLE

     The following table provides a summary of the compensation provided to the named executive officers of the Company for the three fiscal years ended June 30, 1997.


                                                                                  Long Term Compensation
                                                                                  ----------------------
                           Annual Compensation                      Awards                                     Payouts
                           -------------------                      ------                                     -------
                                                                                         Securities
Name and                                                 Other Annual      Restricted    Underlying     LTIP      All Other
Principal Position    Year   Salary      Bonus(1)      Compensation(2)    Stock Award   Options (3)   Payouts  Compensation
------------------    ----   ------      --------      ---------------    -----------   -----------   -------  ------------
Phil Simpson          1997  $270,192     $198,000             $  -            $  -     11,000           $  -        $16,636
Chairman of the Board 1996  $245,673     $175,000             $  -            $  -     11,000           $  -        $24,481
President and Chief   1995  $220,266     $123,750             $  -            $  -     11,000           $  -        $15,183
Executive Officer

Stephen L. Gagnon     1997  $152,115     $111,600             $  -            $  -     11,000           $  -        $18,106
Executive Vice        1996  $137,404     $ 98,000             $  -            $  -     11,000           $  -        $21,701
President             1995  $126,521     $ 80,000             $  -            $  -     11,000           $  -        $16,465

Todd T. Brown         1997  $118,846     $ 32,720             $  -            $  -      5,500           $  -        $16,636
Vice President        1996  $113,308     $ 53,420             $  -            $  -      4,400           $  -        $24,481
Paperboard            1995  $109,366     $ 30,875             $  -            $  -      4,400           $  -        $15,183
Operations

Geary D. Cribbs       1997  $115,192     $ 74,400             $  -            $  -      5,500           $  -        $17,369
Vice President        1996  $ 94,135     $ 47,025             $  -            $  -      4,400           $  -        $18,284
Gypsum                1995  $ 80,781     $ 58,125             $  -            $  -      4,400           $  -        $13,498
Operations

Doyle R. Ramsey       1997  $105,769     $ 52,272             $  -            $  -      5,500           $  -        $16,168
Vice President        1996  $ 89,308     $ 41,580             $  -            $  -      4,400           $  -        $16,989
Finance and CFO       1995  $ 85,648     $ 41,140             $  -            $  -      4,400           $  -        $13,156


(1) Bonuses earned with respect to a fiscal year are shown for that year, even if they were not paid until after the end of the fiscal year.

(2) In each case, perquisites and other personal benefits were less than 10% of the total of annual salary and bonus reported.

(3) Represents stock covered by stock options granted to the named persons pursuant to the Company's 1989 Long-Term Incentive Plan. No tandem or freestanding stock appreciation rights were granted.

(4)  During 1997, the components of "All Other Compensation" were as follows:
     (a) employer contributions to the Company's Employee Stock Ownership Plan, Mr. Simpson - $7,636, Mr. Gagnon - $7,636, Mr. Brown - $7,636, Mr. Cribbs
     - $7,636, and Mr. Ramsey - $7,304; (b) employer contributions to the Company's 401(k) Plan, Mr. Simpson - $9,000, Mr. Gagnon - $9,450, Mr. Brown - $9,110, Mr. Cribbs - $9,733, and Mr. Ramsey - $8,864; and (c) that portion of employer payment of premiums for term life insurance for the benefit of executive officers, Mr. Gagnon - $1,020.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides a summary of individual grants of stock options under the Company's 1989 Long-Term Incentive Plan made during the year ended June 30, 1997 to each of the named executive officers.

                                                                                                POTENTIAL REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL RATES
                                                                                               OF STOCK PRICE APPRECIATION
                                                 INDIVIDUAL GRANTS                                    FOR OPTION TERM
                                                 -----------------                                    ---------------

                          NUMBER OF         % OF TOTAL
                          SECURITIES          OPTIONS
                          UNDERLYING        GRANTED TO       EXERCISE OR
                           OPTIONS         EMPLOYEES IN      BASE PRICE        EXPIRATION
     NAME                 GRANTED(1)        FISCAL YEAR        ($/SH)             DATE            5% (3)            10% (4)
     ----                 ----------        -----------        ------             ----            ------            -------

Phil Simpson             11,000 (2)        8.73%            $16.75              10-24-01          $29,537          $ 85,523

Stephen L. Gagnon        11,000 (2)        8.73%            $15.228             10-24-01          $46,279          $102,265

Todd T. Brown             5,500 (2)        4.37%            $15.228             10-24-01          $23,140          $ 51,133

Geary D. Cribbs           5,500 (2)        4.37%            $15.228             10-24-01          $23,140          $ 51,133

Doyle R. Ramsey           5,500 (2)        4.37%            $15.228             10-24-01          $23,140          $ 51,133


(1)  No tandem or freestanding stock appreciation rights were granted.

(2) Stock options become cumulatively exercisable in equal annual installments of 25% on the first, second, third and fourth anniversaries of the grant date.

(3) Based on an assumed stock price of $21.377 per share on October 24, 2001, with respect to Mr. Simpson, and $19.435 per share on October 24, 2001, with respect to Messrs. Gagnon, Brown, Cribbs and Ramsey. October 24, 2001 is the expiration date for the options granted during fiscal year 1997.

(4) Based on an assumed stock price of $26.976 per share on October 24, 2001, with respect to Mr. Simpson, and $24.524 per share on October 24, 2001, with respect to Messrs. Gagnon, Brown, Cribbs and Ramsey. October 24, 2001 is the expiration date for the options granted during fiscal year 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides a summary of exercises of stock options during the fiscal year ended June 30, 1997 by each of the named executive officers and the fiscal year-end value of unexercised stock options held by such persons.

                                                           Number of Securities
                                                          Underlying Unexercised          Value of Unexercised
                                                                 Options at                In-the-Money Options
                                                             June 30, 1997 (1)               at June 30, 1997
                                                             -----------------               ----------------

                           Shares
                          Acquired
                             on            Value                          Unexer-                             Unexer-
    Name                  Exercise       Realized        Exercisable      cisable        Exercisable          cisable
    ----                  --------       --------        -----------      -------        -----------          -------
Phil Simpson               8,250          $53,752               0          27,500          $      0          $341,138

Stephen L. Gagnon          6,325          $66,323          58,850          37,950          $488,391          $409,897

Todd T. Brown                825          $10,003           6,600          12,100          $ 56,753          $146,509

Geary D. Cribbs            4,125          $29,750               0          12,100          $      0          $146,509

Doyle R. Ramsey            3,025          $29,908            1100          12,100          $ 12,001          $146,509

(1) No tandem or freestanding stock appreciation rights were outstanding at June 30, 1997.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     None of the executives named in the Summary Compensation Table has an employment contract with the Company. The Company has established the Key Employee Continuation Plan (the "Continuation Plan") to encourage the continued retention and dedication of key employees. Each of the Company's executive officers is a participant. The Continuation Plan provides for a severance payment by the Company to a participant in the event of a change in control of the Company followed by his termination within one year thereafter (other than for cause, disability, death, retirement or voluntary resignation). The payment will equal the employee's average annual cash compensation for the five years (or portions thereof that he was employed by the Company) preceding the change in control multiplied by 150% in the case of Mr.
Simpson and Mr. Gagnon and 100% in the case of each other executive.

OTHER EXECUTIVE COMPENSATION MATTERS

     During the year ended June 30, 1997, the Company made no performance unit or other awards to the executives named in the Summary Compensation Table under any plan or arrangement providing for compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, except the stock options described above, and no such other awards were outstanding as of June 30, 1997.

     The Company does not maintain a defined benefit or actuarial plan in which its executive officers participate.

     During the year ended June 30, 1997 the Company did not adjust or amend the exercise price of stock options or stock appreciation rights previously awarded to any of the executives named in the Summary Compensation Table.

PERFORMANCE GRAPH

     The following line graph compares the five-year cumulative total stockholder return, assuming reinvestment of dividends, on the Company's Common Stock with the cumulative total return of (i) Standard & Poor's SmallCap 600 Stock Index and (ii) the Standard & Poor's Paper Products Index, for the period from June 30, 1992 through June 30, 1997, assuming an investment of $100 in the Company's Common Stock and each such index as of June 30, 1992.

                          TOTAL SHAREHOLDER RETURNS

                                                      Years Ended
                               Base
                              Period
Company/Index                 Jun92     Jun93   Jun94   Jun95   Jun96   Jun97
--------------------------------------------------------------------------------
REPUBLIC GROUP INC.             100     146.69  178.32  200.07  291.49  463.25
S&P SMALLCAP 600 INDEX          100     128.49  130.88  157.54  198.52  241.57
PAPER & FOREST PRODUCTS-500     100     103.14  108.27  144.80  132.39  165.32


               PROPOSAL TO ADOPT THE REPUBLIC GROUP INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN

         PROPOSAL. The Board of Directors of the Company proposes the Republic Group Incorporated Employee Stock Purchase Plan (the "Plan") to the Company's stockholders for their approval and adoption.

         GENERAL. The Board of Directors of the Company unanimously adopted the Plan on April 22, 1997 with an effective date of July 1, 1997, subject to stockholder approval. The Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         The Plan does not have a stated term and, unless modified or terminated, will remain in effect as long as shares of Common Stock remain available for purchase thereunder. As described in more detail below, the Plan entitles eligible employees to purchase shares of Common Stock through automatic payroll deductions on the last day of each calendar quarter at 90% of the fair market value of the Common Stock on the date of purchase. Employee participation is subject to certain minimum and maximum levels of participation. Each share of Common Stock purchased pursuant to the Plan will be accompanied by a share purchase right issued under the Company's Rights Agreement dated May 1, 1996, as amended.

     The purpose of the Plan is to encourage and facilitate the purchase of the Company's Common Stock by eligible employees, as an incentive to such employees, so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The adoption of the Plan does not confer upon employees any right of continued employment.

     The information regarding the Plan contained in this proxy statement is summary in nature and is qualified in its entirety by the more complete information appearing in the Plan itself, which is attached hereto as APPENDIX A.

     ADMINISTRATION. The Plan is to be administered by the Board of Directors. The Board of Directors may delegate all or any part of its authority under the Plan to any employee or committee, and may also retain third parties to administer the Plan. Subject to the provisions of the Plan and in the absence of any delegation of authority by the Board of Directors, the Board of Directors has authority to determine the terms and conditions of participation in the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. All determinations of the Board of Directors will be final. No member of the Board of Directors will be liable for any action taken in good faith in its administration of the Plan.

     The Plan provides that if there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or otherwise, the number and class of shares available for options, the maximum number of shares that may be purchased in the current offering period, the price per share, and the associated share purchase rights, as applicable, will be appropriately adjusted by the Board of Directors.

     The Board of Directors has delegated its authority under the Plan to the Compensation Committee.

     AMENDMENTS. The Board of Directors may suspend, terminate or amend the Plan; provided, however, that, in the absence of stockholder approval, the Board may not amend the Plan in a manner which (i) would cause the Plan to fail to meet the requirements of Sections 423 of the Code; (ii) materially increases the total number of shares that may be issued pursuant to options granted under the Plan; or (iii) materially modifies the requirements as to eligibility for participation in the Plan.

     SECURITIES TO BE OFFERED. The Plan authorizes up to 150,000 shares of Common Stock to be purchased under the Plan, subject to appropriate adjustments in the event of various changes in the Company's capitalization as described above. If an option granted under the Plan expires, terminates or is forfeited, cancelled or settled in cash, without the issuance of shares of Common Stock covered by the option, those shares will be available for future grants under the Plan. The Common Stock that is issued upon the exercise of options may be authorized but unissued shares, treasury shares or shares purchased in the open market. If shares are purchased in the open market for sale under the Plan, the Company will take any and all actions necessary to comply with Regulation M of the Securities Exchange Act of 1934, as amended, including the use of an independent agent.

     The market price of the Common Stock purchased pursuant to the Plan is subject to fluctuations. Accordingly, the price of shares of Common Stock on any Exercise Date (as discussed below) established under the Plan may be greater than (or less than) the fair market value of such shares on the date on which eligible employees elect to participate in the Plan or the date on which payroll deductions for the Plan are made. The actual number of shares to be acquired by a participant and the purchase price to be paid will not be determined until the relevant Exercise Dates.

     EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN. Any salaried or hourly employee of the Company, and those of its subsidiaries who are designated by the Board of Directors (the Company and such subsidiaries are referred to as an "Employer"), who has completed six months of employment will be eligible to participate in the Plan on or after the first "Entry Date" following completion of the employee's initial six months of employment. The Entry Dates under the Plan are January 1 and July 1; however, the Board of Directors has the authority to change the Entry Dates. Leased employees and independent contractors within the provisions of the Code are not eligible to participate in the Plan. In addition, no employee may participate who: (i) following participation in the Plan would own securities representing five percent or more of the total combined voting power or value of all outstanding securities of the Company or any subsidiary; (ii) is part time and customarily works twenty hours or less per week; or (iii) who is customarily employed for no more than five months in any calendar year.

     PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED. The right of a participant to purchase shares of Common Stock under the Plan is referred to as an "Option." The Plan authorizes the grant of Options to purchase shares of Common Stock under the Plan through automatic deductions from participants' paychecks. An employee may elect to have the Company deduct amounts from the employee's compensation for a specific dollar amount per paycheck (which cannot exceed 10% of such employee's compensation, as defined in the Plan). The only manner of participation in the Plan is through automatic payroll deduction; cash contributions to the Plan will not be accepted. The minimum deduction allowed per employee is $10 per paycheck; the maximum annual deduction allowed per employee is $25,000. All amounts deducted from employee paychecks will be credited to an individual stock purchase account which will be established for each participating employee..

     Options to purchase shares of Common Stock under the Plan will be automatically exercised for each participant on each of the following four "Exercise Dates": March 31, June 30, September 30 and December 31. All funds held in a participant's individual stock purchase account as of the Exercise Date will, subject to the limits on the number of shares available under the Plan, be applied to purchase shares of Common Stock (including fractional shares) at a price equal to 90% of the fair market value of the Common Stock on the Exercise Date, but not less than the par value ($1.00) of the shares. For purposes of the Plan, the fair market value is the closing price of shares of Common Stock on the New York Stock Exchange on the Exercise Date or, if there is no quoted closing price on that date, the closing price on the most recent date preceding the Exercise Date on which there is a quoted closing price on the New York Stock Exchange. Any balance remaining in a participant's stock purchase account after an Exercise Date will remain in such account and be applied to the exercise of Options at the next Exercise Date unless the Plan is terminated, in which event it will be returned to the participant. No interest will be paid by the Company on funds held in participants' individual stock purchase accounts pending investment.

     In the event of a participant's retirement, death or termination of employment, no payroll deduction will be taken from any compensation due and owing to him at such time, all outstanding Options will terminate unexercised, and the amount in the participant's stock purchase account will be paid within thirty days to the former employee or, in the event of his death, the person or persons to whom his rights pass by will or the laws of descent and distribution, including his estate during the period of administration. An employee of a subsidiary that ceases to be a subsidiary will be deemed to have terminated his employment as of the date such corporation ceases to be a subsidiary, unless, as of such date, the employee will become an employee of the Company or another subsidiary designated by the Board of Directors.

     Each participant's shares will be held by the Plan unless the participant requests a certificate representing the shares. Certificates for shares will be issued and delivered to participants upon request, and participants may be required to pay the administrative fees associated with issuance of the certificates. Participants will have all the rights accorded to stockholders of the Company whether or not stock certificates have been issued for the shares purchased for their accounts, including the right to vote the shares and receive dividends thereon.

     RESALE RESTRICTIONS. Shares purchased pursuant to the Plan are currently registered with the Securities and Exchange Commission on Form S-8, and therefore, are freely tradeable without restriction under the Securities Act of 1933, as amended (the "Securities Act"), unless held by "affiliates" of the Company. The Company is under no obligation to maintain the registration of the shares, however, and if the shares become unregistered in the future, transfers may be made only pursuant to an exemption from registration under the Securities Act, such as the exemption provided by Rule 144. In addition, because of certain federal tax requirements, each employee agrees by entering the Plan promptly to give the Company notice of any shares of Common Stock disposed of within two years after the exercise date of the applicable option. Furthermore, any participant who is an "affiliate" of the Company, as defined by Rule 405 under the Securities Act, may not reoffer or resell shares of Common Stock acquired pursuant to the Plan except pursuant to a separate prospectus that must be specially prepared and filed with the Securities and Exchange Commission or pursuant to an exemption from registration, including Rule 144.

     TAX EFFECTS OF PLAN PARTICIPATION. The following is a description of some of the federal income tax consequences the Company believes will result from the grant and exercise of options under the Plan. The summary, however, is not intended to be a complete description of all federal income tax aspects of participation in the Plan. The summary below assumes that the Plan is approved by the Company's Stockholders. (If the Plan is not approved by the Company's stockholders, the Plan would be a non-qualified plan and participants would recognize as ordinary income on each Exercise Date an amount equal to 10% of the market price of the shares.)

     Amounts withheld from participants' paychecks will be included in income for the year in which such amounts would otherwise have been paid to the participants, and will be deductible by the Company. Participants will not recognize additional taxable income either at the commencement of an offering period or at the time shares are purchased. The Company will be allowed no further deduction at either time. Each participant's basis in shares purchased will equal the amount paid for such shares.

     If the shares are disposed of more than two years after the shares are purchased, or if the participant dies at any time while holding the shares, the participant may realize ordinary income in an amount equal to 10% of the market price of the shares on the exercise date of the offering; any additional gain realized will be capital gain. The ordinary income at the time of disposition or death will be equal to the lesser of (i) the excess, if any, of the fair market value of the shares at the time of disposition or death over the amount paid for the shares; or (ii) the excess, if any, of the fair market value of the shares at the exercise date over the amount paid for the shares. Any loss realized by a participant upon the disposition of the shares will constitute a capital loss.

     If the shares are disposed of within two years from the date of purchase (a "disqualifying disposition"), the participant will realize ordinary income at the time of the disposition in an amount equal to the difference between the fair market value of the shares at the exercise date and the purchase price of such shares. This income is also subject to employment taxes (FICA and FUTA). The Company will be entitled to a corresponding deduction. Any additional gain recognized by the participant on the disposition will be short-term or long-term capital gain, depending on the employee's holding period for the shares. Any loss recognized on the disqualifying disposition would be short-term or long-term capital loss depending on the employee's holding period for the shares.

     WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST. Each participant's participation in the Plan will remain in effect until the participant either
(a) ceases future contributions to his stock purchase account in accordance with the Plan or (b) increases or decreases his payroll deduction contributions to the Plan. Employees may increase or decrease the amount withheld from their compensation for participation in the Plan only twice per year and only as of the next issued paycheck after each Entry Date.

Employees may stop future automatic withdrawals from their paychecks by sending a written notice of their desire to do so to the Company at any time. The cessation of automatic withdrawals and increases or decreases in amounts withheld will become effective as of the next issued paycheck following the giving of at least 20 business days prior notice to the Company. Any amounts held by the Company when such notice is received or withheld prior to the effective date of such change will be applied to purchase shares.

     No payroll deductions credited to a participant's stock purchase account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant other than by will or the laws of descent and distribution. Options under the Plan will be exercisable during a participant's lifetime only by the participant or the participant's guardian or legal representative.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE
            REPUBLIC GROUP INCORPORATED EMPLOYEE STOCK PURCHASE PLAN

                         INDEPENDENT PUBLIC ACCOUNTANT

     The Company has selected Arthur Andersen LLP to be its independent public accountant for the fiscal year ending June 30, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions raised at the Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive Officers, Directors and greater than ten percent stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 which they file.

     Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons for the fiscal year ended June 30, 1997, the Company believes that all filing requirements applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were met, with the following exception. Stock options granted to the employee husband of Mrs. Susan Hall, Vice President Gypsum Sales, in October 1994 were inadvertently omitted on the required Form 5 for Mrs. Hall in August 1995. The error was reported on the next Form 4 for the period ended February 1997 following discovery of the omission. In addition, shares of Common Stock deemed to be beneficially owned by David P. Simpson, a director of the Company, upon an increase in his ownership interest in A.M. Rhyne & Co. Limited, were inadvertently omitted on the required Form 4 in January 1997. The error was reported on the next From 4 for the period ended September 1997 following discovery of the omission.

                            STOCKHOLDERS' PROPOSALS

     Any stockholder submitting a proposal to be acted upon at the next Annual Meeting of Stockholders is required to make such submission to the executive offices of the Company not less than 120 days in advance of the mailing date of proxy material to stockholders. Based upon the mailing date of proxy material for the 1997 Annual Meeting, any such proposal should be submitted to, and received by the Company, prior to May 21, 1998.

                     SIGNATURES OF PROXIES IN CERTAIN CASES

     If a stockholder is a corporation, the accompanying proxy should be signed in its corporate name by an authorized officer, and his title should be indicated. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator. The executor or administrator should attach to the proxy appropriate instruments showing his qualifications and authority. Proxies signed by a person as agent, attorney, administrator, executor, guardian or trustee should indicate his title following his signature.


                                      By Order of the Board of Directors



                                      Janey L. Rife
                                      Treasurer and Secretary
Hutchinson, Kansas
September 18, 1997

                                   EXHIBIT A

                          REPUBLIC GROUP INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                                NAME AND PURPOSE

     1.1 NAME. The name of this Plan is the "Republic Group Incorporated Employee Stock Purchase Plan."

     1.2 PURPOSE AND CONSTRUCTION. The Company has established this Plan to encourage and facilitate the purchase of its Common Stock by Eligible Employees, as an incentive to Eligible Employees, so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. This Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. Consequently, the provisions of this Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code. Any term or provision of this Plan which is inconsistent with the requirements of Section 423 of the Code shall be inapplicable.

                                   ARTICLE II

                              DEFINITIONS OF TERMS

     2.1 GENERAL DEFINITIONS. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

          (a)  BOARD. The Board of Directors of the Company.

          (b) CODE. The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

          (c)  COMPANY. Republic Group Incorporated.

          (d) COMMON STOCK. The Company's $1.00 par value common stock. Each share of Common Stock purchased pursuant to the Plan will be accompanied by a share purchase right issued under the Company's Rights Agreement dated May 1, 1996, as amended.

          (e) COMPENSATION. Annualized base pay increased by any pre-tax deductions under Code Sections 125 or 402(g).

          (f) EFFECTIVE DATE. July 1, 1997. However, in order to remain effective, the Plan must be approved by the shareholders of the Company within one year before or after approval by the Board.

          (g) EMPLOYEE. A salaried or hourly employee of an Employer as determined based on the payroll records of such Employer; provided, however, that the following shall not be considered "Employees" for purposes of the Plan: (a) any employee who is a leased employee within the meaning of Code Section 414(n); and
               (b) any individual who is an independent contractor (including any individual who is recharacterized by the Internal Revenue Service as a common law employee, for periods during which such individual was treated as an independent contractor by the Company or a Subsidiary).

          (h) EMPLOYER. With respect to each Offering, the Company and those of its Parents and Subsidiaries who adopt the Plan and whose Employees are eligible to be granted Options to purchase Common Stock in such Offering. Designations of participating Employers may be made from time to time by the Board among a group consisting of the Company and its Parents and Subsidiaries, including any corporations becoming members of such group after the adoption and approval of the Plan.

          (i) ENTRY DATE. The Board shall establish the Entry Dates for eligibility under the Plan. Initially, and subject to revision by the Board, the Entry Dates shall be each January 1 and July 1.

          (j) EXERCISE DATE. Each March 31, June 30, September 30 and December 31 (or the first business day following such date if the date falls on a non-business day).

          (k) FAIR MARKET VALUE. The closing price of the Shares on the New York Stock Exchange on the Exercise Date; provided, however, if there is no quoted closing price on such date, the closing price shall be the most recent date preceding the Exercise Date on which there is a quoted closing price on the New York Stock Exchange.

          (l) OFFERING. An offering consisting of grants of Options to purchase Shares under the Plan. The initial Offering under the Plan shall commence on July 1, 1997, and shall terminate on September 30, 1997. Each subsequent Offering under the Plan shall commence on the first business day following the preceding Offering's Exercise Date, and shall terminate as of the next Exercise Date.

          (m)  OPTION. An option granted under the Plan to purchase Shares.

          (n) PARENT. Any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option, each of the corporations (other than the Company or a Subsidiary) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (o) PARTICIPANT. An eligible Employee who has elected to participate in the Plan.

          (p) PLAN. The Republic Group Incorporated Employee Stock Purchase Plan and all amendments and supplements to it.

          (q) SHARE. A share of Common Stock. References to Shares shall be deemed to include a reference to the accompanying share purchase right unless the context requires otherwise.

          (r) SUBSIDIARY. Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.2 OTHER DEFINITIONS. In addition to the above definitions, certain words and phrases used in the Plan and in any Offering may be defined in other portions of the Plan or in such Offering.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

     3.1 INITIAL ELIGIBILITY. An Employee who has completed six (6) months of employment shall be eligible to participate in Offerings under the Plan on or after the first Entry Date following his completion of his initial six (6) months of employment. For purposes of determining eligibility, employment by an entity which is acquired by an Employer or whose assets are acquired by an Employer shall not be treated as employment by the Employer unless the Board shall make a determination otherwise.

     3.2 RESTRICTIONS ON PARTICIPATION. Notwithstanding any provision of the Plan to the contrary, no Employee shall participate in the Plan if:

         (a) immediately after the grant, he would own (within the meaning of Section 423(b)(3) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or

         (b)  he is a part-time employee whose customary employment is twenty
              (20) hours or less per week; or

         (c) he is an employee whose customary employment is for not more than five (5) months in any calendar year.

                                   ARTICLE IV

                              SHARES TO BE OFFERED

     4.1 NUMBER OF SHARES. The number of Shares for which Options may be granted under the Plan shall be 150,000. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or Shares obtained on the open market. If the Company purchases Shares in the open market to issue under the Plan, the Company will take any and all actions necessary to comply with Regulation M, including the use of an independent agent.

     4.2 REUSAGE. If an Option expires or is terminated, surrendered, or cancelled without having been fully exercised, the Shares covered by such Option which were not purchased shall again be available for issuance under the Plan.

     4.3 ADJUSTMENTS. If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or otherwise, the number and class of shares available for Options, the maximum number of Shares that may be purchased in the current Offering Period, and the price per Share, as applicable, shall be appropriately adjusted by the Board, and a corresponding adjustment in the related share purchase rights shall be made by the Board to the extent appropriate.

                                   ARTICLE V

                      GRANTS, PARTICIPATION AND WITHDRAWAL

     5.1 GRANT OF OPTIONS. On his initial Entry Date following his becoming eligible to participate in the Plan, each eligible Employee may execute and deliver to the Company or its designee an agreement in the form approved by the Company ("Participation Agreement") in accordance with the provisions of the Offering, in order to be granted an Option to purchase Shares under the Plan.

     5.2 NONTRANSFERABILITY. No payroll deductions credited to a Participant's stock purchase account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Options under the Plan shall be exercisable during a Participant's lifetime only by him, his guardian or legal representative. Shares may be sold or otherwise transferred by a Participant without restriction. Each Participant shall agree in the Participation Agreement to notify the Company or its designee of any transfer of the Shares within two years of the Exercise Date on which such Shares were purchased.

     5.3 ELECTION TO PARTICIPATE. An eligible Employee who wishes to participate in the Plan must deliver his executed Participation Agreement to the Company or its designee no later than required by the Company or its designee. In such Participation Agreement, each eligible Employee may elect to have deductions from his Compensation at the rate of a dollar amount per payroll check, but not in any event to exceed ten percent (10%) of his Compensation. The minimum payroll deduction amount per payroll check shall be $10. The maximum calendar year deduction for each eligible Employee shall be $25,000. Each Participant's Participation Agreement shall remain in effect for each Offering subsequent thereto until the Participant either (a) ceases future contributions to his stock purchase account in accordance with Section 5.5 of the Plan; or (b) increases or decreases his payroll deduction contributions to the Plan, by completing a new Participation Agreement. Any increase or decrease (excluding withdrawals in accordance with Section 5.5 of the Plan) shall be permitted only at the frequency permitted by the Board, which initially shall be twice per year, as of the next issued payroll check following each Entry Date if submitted to the Company or its designee no later than twenty (20) business days prior to the issuance of such check. The Board may permit any Participant to make an irrevocable election and to specify the term of such election.

     5.4 METHOD OF PAYMENT AND STOCK PURCHASE ACCOUNTS. Payment for Shares shall be made through payroll deductions from the Participant's Compensation, such deductions to be authorized by a Participant in the Participation Agreement. A stock purchase account shall be set up on the books of the Company or its designee in the name of each Participant. The amount of all payroll deductions shall be credited to the respective stock purchase accounts of the Participants on such books. The funds deducted and withheld by the Company through payroll deductions may be used by the Company for any corporate purposes as the Board shall determine, and the Company shall not be obligated to segregate said funds in any way.

     5.5 WITHDRAWAL FROM THE PLAN. A Participant may cease future contributions to his stock purchase account, effective for the next issued payroll check, by submitting a notice to the Company or its designee no later than twenty (20) business days prior to the issuance of such check. Notwithstanding a Participant's notice that future contributions will cease, the balance in the Participant's stock purchase account will nevertheless be used to purchase Shares at the next Exercise Date.


                                   ARTICLE VI

                                   OFFERINGS


     6.1 OFFERINGS. There shall be a series of Offerings under the Plan which shall occur on a quarterly basis. Each Participant having funds in his stock purchase account on an Exercise Date shall be deemed, without any further action, to have exercised his Option for such Offering and to have purchased with the funds in his account the number of Shares which he has the right to purchase at the purchase price on that Exercise Date pursuant to Section 7.1.

     6.2 TERMS OF OFFERING. The terms of the Offerings under the Plan shall be the following:

         (a) The number of Shares to be offered shall equal the maximum number of Shares then available under the provisions of ARTICLE IV.

         (b) The Offering period shall be quarterly. In no event shall an Option be exercisable after the expiration of five (5) years from the date each Option is granted. The Board may determine that the Offering period will be changed under the Plan and may specify the terms of any such new Offering period.

         (c) The price per Share for which Common Stock will be sold to Participants shall be 90% of the Fair Market Value on the Exercise Date upon which the Option is exercised. Notwithstanding the foregoing, in no event shall the price per Share be less than the par value. The Board may establish a different purchase price per Share provided that it may not be less than 85% of the Fair Market Value on the Exercise Date or less than the par value.

         (d) The eligible Employees with respect to each Offering shall be determined as follows. All eligible Employees on an Entry Date shall be eligible with respect to the Options in an Offering that is continuing on and after such Entry Date. However, no Employee shall be granted an Option which permits his rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock, determined as of the Exercise Date, for each calendar year in which such Option is outstanding at anytime.


                                  ARTICLE VII

                               PURCHASE OF STOCK

     7.1 EXERCISE OF OPTION. Each Participant's Option to purchase Shares will be automatically exercised for him on each Exercise Date for the number of Shares (including fractional shares to the nearest three (3) decimal points) which the accumulated payroll deductions as of the Exercise Date will purchase at the applicable Option price, subject to the limitations set forth in the Plan and the Offering and subject to allotment in accordance with Section 7.2. Any balance remaining in a Participant's stock purchase account after the exercise of an Option will remain in such account to purchase Shares as of the next following Exercise Date unless the Plan is terminated, in which event it will be refunded to such Participant.

     7.2 ALLOTMENT OF SHARES. In the event that, on any Exercise Date, the aggregate funds and Shares available for the purchase of Shares, pursuant to the provisions of Section 7.1, would purchase a greater number of Shares than the number of Shares then available for purchase under the Plan on such Exercise Date, the Company shall issue to each Participant, on a pro rata basis, such number of Shares as, when taken together with the Shares issued to all other Participants, will result in the issuance of Shares totaling no more than the number of Shares then remaining available for issuance under the Plan on such Exercise Date. If, after such allotment, all of the Shares under an Offering have been purchased, any balance remaining in a Participant's stock purchase account shall be refunded to such Participant.

     7.3 RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a Participant's retirement, death or termination of employment, no payroll deduction shall be taken from any Compensation due and owing to him at such time, all outstanding Options will terminate unexercised, and the amount in the Participant's stock purchase account shall be paid within thirty (30) days to the former Employee or, in the event of his death, the person or persons to whom his rights pass by will or the laws of descent and distribution including his estate during the period of administration. An Employee of a Subsidiary or a Parent which ceases to be a Subsidiary or a Parent shall be deemed to have terminated his employment for purposes of this Section 7.3 as of the date such corporation ceases to be a Subsidiary or a Parent, as the case may be, unless, as of such date, the Employee shall become an Employee of the Company or any Subsidiary or Parent.

     7.4 RIGHTS TO SHARE CERTIFICATES. At least annually, each Participant will receive a statement from the Company reflecting the number of Shares purchased for his account and may at any time request delivery of certificates for Shares reflected on his account. A Participant may be required to pay the administrative fees associated with issuance of the certificates. Certificates for Shares will be issued and delivered upon request as soon as practicable, in the name of the Participant. The Company may designate any person to maintain the accounts and records required under the Plan. Participants shall have all the rights accorded to shareholders of the Company whether or not certificates for Shares have been issued for the number of Shares purchased for their accounts.


                                  ARTICLE VIII

                                 ADMINISTRATION

     8.1 BOARD OF DIRECTORS. The Plan shall be administered by the Board, subject to the provisions of Section 8.4 hereof.

     8.2 AUTHORITY. Subject to the terms of the Plan, the Board shall have complete authority to:

         (a) determine the terms and conditions of each Offering, as described in ARTICLE VI;

         (b)  interpret and construe the Plan;

         (c) prescribe, amend and rescind rules and regulations relating to the Plan;

         (d)  maintain accounts, records and ledgers relating to Options;

         (e)  maintain records concerning its decisions and proceedings;

         (f) employ agents, attorneys, accountants or other persons for such purposes as the Board considers necessary or desirable; and

         (g) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the purposes of the Plan.

     8.3 DETERMINATIONS; Action in Good Faith. All determinations of the Board shall be final. No member of the Board and no designee of the Board shall be liable for any action taken in good faith in its administration of the Plan.

     8.4 DELEGATION. The Board may delegate all or any part of its authority under the Plan to any Employee or committee, and may retain such third parties as it deems appropriate to administer the Plan and the purchase of Shares pursuant to the Plan.


                                   ARTICLE IX

                           AMENDMENT AND TERMINATION

     9.1 POWER OF BOARD. Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

     9.2 LIMITATION. The Board may not amend the Plan, without approval of the shareholders of the Company:

         (a) in a manner which would cause the Plan to fail to meet the requirements of Sections 423 of the Code;

         (b) in a manner which increases the total number of shares which may be issued pursuant to options granted under the Plan; or

         (c) in a manner which modifies the requirements as to eligibility for participation in the Plan.

     9.3 TERM. The Plan shall commence as of the Effective Date and, subject to the terms of the Plan including those requiring approval by the shareholders of the Company, shall continue in full force and effect until terminated.

     9.4 TERMINATION. The Plan may be terminated at any time by the Board. Subject to the Board's right to amend the Plan, with shareholder approval, to increase the number of Shares available for purchase under the Plan, the Plan shall automatically terminate when all of the Shares available for purchase have been sold. Upon termination of the Plan, outstanding Options will also terminate unexercised, and any balances remaining in each Participant's stock purchase account shall be refunded to him.

     9.5 EFFECT. The amendment or termination of the Plan shall not adversely affect any Options granted prior to such amendment or termination.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.1 UNDERSCORED REFERENCES. The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

     10.2 NUMBER AND GENDER. The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

     10.3 GOVERNING LAW. This Plan shall be construed and administered in accordance with the laws of the State of Delaware.

     10.4 PURCHASE FOR INVESTMENT. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee in the conduct of his or her own affairs. An Employee may therefore sell Shares purchased under the Plan at any time the Employee chooses, subject to compliance with any applicable federal or state securities laws. Provided, however, that because of certain federal tax requirements, each Employee agrees by entering the Plan promptly to give the Company notice of any Shares disposed of within two years after the Exercise Date of the applicable Option showing the number of such Shares disposed of. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under all applicable laws, rules, and regulations, and the Company may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

     10.5 NO EMPLOYMENT CONTRACT. The adoption of the Plan shall not confer upon any Employee any right to continued employment nor shall it interfere in any way with the right of the Company, a Parent or a Subsidiary to terminate the employment of any of its employees at any time.

     10.6 OFFSET. If authorized by a Participant in writing, the Employer shall have a right of offset against the funds or Shares in the Participant's stock purchase account, in the event that the Participant becomes indebted to the Employer.

PROXY                    REPUBLIC GROUP INCORPORATED

                        ANNUAL MEETING OF STOCKHOLDERS
                               OCTOBER 23, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Republic Group Incorporated to be held on October 23, 1997 and the Proxy Statement in connection therewith, and (2) constitutes and appoints Talbot Rain, Phil Simpson and Gerald L. Ray and each of them (acting by majority, or if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution and revocation to each, for and in the name, place and stead of the undersigned, to vote, and act with respect to, all of the shares of Common Stock, par value $1.00 per share, of Republic Group Incorporated standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at said meeting and at any adjournment(s) thereof, and especially to vote as designated below.


1.  ELECTION OF DIRECTORS.       FOR all nominees listed below (except as         WITHHOLD AUTHORITY to vote for all
                                 marked to the contrary below).   [ ]             nominees below.  [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW).

Stephen L. Gagnon, Bert A. Nelson, Talbot Rain, Gerald L. Ray, Robert F. Sexton, David P. Simpson, Phil Simpson, L.L. Wallace,
David B. Yarbrough

2.  Approval of Republic Group Incorporated Employee Stock Purchase Plan.

                   [ ] FOR             [ ] AGAINST                [ ]  ABSTAIN

3.  In their discretion on any other matters as may properly come before the meeting or any adjournment(s) thereof.

                                                    (Continued on other side.)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.



                                    DATED                                 , 1997
                                          --------------------------------
                                    PLEASE SIGN HERE
                                                    ----------------------------

                                    --------------------------------------------
                                    Please sign exactly as your name appears.
                                    If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.